UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2004

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Previous independent accountants.

(i)	On March 22, 2004, the Registrant dismissed PricewaterhouseCoopers LLP as its independent accountants. The Registrant’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	In connection with its audits for the two most recent fiscal years through March 22, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such years.

(iv)	During the two most recent fiscal years and through March 22, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)	The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC indicating whether it agrees with the above statements. A copy of such letter, dated March 26, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)	New independent accountants.

(i)	The Registrant engaged Deloitte & Touche LLP as its new independent accountants as of March 26, 2004. During the two most recent fiscal years and through March 22, 2004, the Registrant has not consulted with Deloitte & Touche LLP regarding any of the following:

(1)	The application of accounting principles to a specified transaction, either completed or proposed;

(2)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and one of the following was provided to the Registrant: (a) a written report, or (b) oral advice that Deloitte & Touche LLP concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue;

(3)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(4)	A reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 26, 2004	DIGITAL INSIGHT CORPORATION

		By:	/s/ Elizabeth S.C.S. Murray

Elizabeth S.C.S Murray Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 26, 2004.

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